UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2010

OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

OSI Restaurant Partners, LLC and its subsidiaries (collectively, the “Company”), along with OSI HoldCo, Inc., the Company’s direct owner and an indirect, wholly-owned subsidiary of Kangaroo Holdings, Inc., the Company’s ultimate parent, executed an amendment, dated as of January 28, 2010 (the “Amendment”), to their current Credit Agreement dated as of June 14, 2007 (the “Credit Agreement”) with Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International,” New York Branch, LaSalle Bank, N.A., Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents, and the other lenders party thereto.  The Company sought the Amendment to permit the Company to sell the Outback Steakhouse businesses operated by the Company’s subsidiaries in Korea, Japan and Hong Kong and certain other rights specified in the Amendment (the “Asian Business”).

Among other things, the Amendment: (i) permits the sale of the Asian Business provided that at least 75% of such sale consideration is cash and cash equivalents, (ii) requires that 75% of Net Cash Proceeds, as defined, from any such sale be applied to pay down outstanding term loans under the Credit Agreement, (iii) provides that the remaining Net Cash Proceeds be reinvested in assets useful to the Company’s business within a period set forth in the amended Credit Agreement or, if not otherwise reinvested, used to pay down outstanding term loans and (iv) modifies the Credit Agreement’s Minimum Free Cash Flow (“MFCF”) covenant, as defined.  Prior to the amendment, on an annual basis, if the Rent Adjusted Leverage Ratio (“RALR”), as defined, was greater than or equal to 5.25 to 1.00, the Company’s MFCF could not have been less than $75,000,000. As a result of the Amendment, should the Company dispose of all or a portion of the Asian Business and if, on an annual basis, the Company’s RALR equals or exceeds 5.25 to 1.00, the required MFCF will be reduced by a specified percentage of the last twelve months EBITDA attributable to the disposed portion of the Asian Business, as set forth in the Amendment.

The Company can give no assurance as to whether or not the Company will be able to reach a satisfactory agreement for the sale of the Asian Business.

The foregoing description of the Amendment is qualified in its entirety by reference to the actual Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, uncertainties relating to the ability of the Company to find a buyer for the Asian Business on satisfactory terms and conditions, and the ability of any such buyer to finance and complete such a transaction.  Further information on potential factors that could affect the results of the Company is included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2009 and in its Quarterly Report on Form 10-Q filed with the SEC on November 13, 2009. The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	First Amendment to Credit Agreement dated as of January 28, 2010

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: January 29, 2010	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer

3